C3 AI Announces Fiscal Second Quarter 2023 Financial Results
Subscription revenue growth of 26% year over year

REDWOOD CITY, Calif. - December 7, 2022 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal second quarter ended October 31, 2022.
“It was a solid second quarter, with subscription revenue growing 26% year over year,” said CEO Thomas M. Siebel. “We made substantial progress ramping our consumption-based sales motion effort, which has been well received by our customers, partners, and sales organization. We expect consumption-based sales will be a substantial contributor to growth in forthcoming quarters.”

Fiscal Second Quarter 2023 Financial Highlights
•Revenue: Total revenue for the quarter was $62.4 million, an increase of 7% compared to $58.3 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $59.5 million, an increase of 26% compared to $47.4 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $41.7 million, representing a 67% gross margin, compared to GAAP gross profit of $42.3 million one year ago. Non-GAAP gross profit for the quarter was $47.8 million, representing a 77% non-GAAP gross margin, compared to non-GAAP gross profit of $45.3 million one year ago.
•Remaining Performance Obligations (“RPO”): GAAP RPO of $417.3 million, down from $465.5 million one year ago. Our GAAP RPO represents 163% of Q2 annualized revenue. Non-GAAP RPO of $453.5 million, down from $529.3 million one year ago.
•Net Loss per Share: GAAP net loss per share was $(0.63), compared to $(0.55) one year ago. Non-GAAP net loss per share was $(0.11), compared to $(0.23) one year ago.
•Cash Reserves: With $858.8 million in cash, cash equivalents, and investments, we believe C3 AI is well positioned to sustain equity market turbulence and to continue to invest in growth through Enterprise AI innovation and sales expansion.
C3 AI successfully completed its transition from a subscription-based pricing model to a consumption-based pricing model. At the same time, C3 AI largely restructured the global sales organization, now composed of highly technical domain experts. While the short-term effect of this transition lowers revenue growth and decreases RPO, the Company believes the medium and long term effect provides a substantial accelerator to revenue growth.
The number of completed contracts in the quarter increased to 25, slightly greater than a 100% increase from 12 one year earlier. The average contract value in the second quarter was $0.8 million, down from $19.0 million a year earlier as a result of the new pricing model. C3 AI believes the new pricing model will result in a substantially increased number of smaller transactions providing greater forward visibility into revenue and bookings, and a substantially increased customer base from which to grow revenues.
C3 AI remains focused on its accelerated path to profitability. Non-GAAP loss from operations for the second quarter was $15.0 million, an improvement from $22.6 million in the quarter a year earlier. The Company expects to be operating profitably on a non-GAAP basis and be cash positive by the end of fiscal 2024.

C3 AI Second Quarter Customer Successes
•C3 AI expanded its footprint in the U.S. Department of Defense with new and expanded deals with the Chief Digital and AI Office (“CDAO”), Missile Defense Agency, U.S. Air Force, and Defense Counterintelligence and Security Agency (“DCSA”).
•C3 AI was awarded a sub-contract via Intelligent Waves LLC for the USAF Crowd Sourced Flight Data Program. C3 AI is providing the C3 AI Platform for the rapid development and operational deployment of a roadmap of mission-critical applications in support of the 59th Test and Evaluation Squadron (“TES”) located at Nellis Air Force Base in Nevada.

•C3 AI configured a production deployment of C3 AI Reliability for 280 discrete assets (turbines, pumps, etc.) with one of the world’s largest Liquefied Natural Gas (“LNG”) producers in less than six months.
•Shell successfully implemented C3 AI Sustainability for Manufacturing application at two of their key offshore facilities in the Gulf of Mexico.
•C3 AI Ex Machina customers including Baker Hughes and Con Edison have grown their runtime consumption of the application by an average of 270% making C3 AI Ex Machina an essential part of their data lakehouse analytics efforts.
•C3 AI’s Law Enforcement application was introduced and licensed as the standard by San Mateo County, California.
•C3 AI saw continued licensing and service expansions at Bank of America, Cargill, Koch Industries, Missile Defense Agency, Baker Hughes, and Duke Energy.

C3 AI Partner Model Successes
•C3 AI and Google Cloud continued joint investment in industry applications with the launch of two new enterprise AI applications optimized for GCP. The sales teams are actively co-selling to over 300 accounts. C3 AI and Google Cloud closed an expansion with a transportation company, jointly signed one of the top 50 retailers in the world to license C3 AI Supply Chain applications and signed several new deals in the financial services and oil & gas industries.
•AWS remains C3 AI's largest installed base. C3 AI expects to continue to grow its installed base on AWS in fiscal 2023 and beyond.
•C3 AI and Microsoft closed deals specifically this quarter in the Energy and Manufacturing sectors.
•In Q2, C3 AI and its partner Baker Hughes secured strategic deals with two supermajor national oil companies in the Middle East, another supermajor European oil and gas company, one of the largest chemical and plastics manufacturers in North America, and a major oil and gas company in the Asia-Pacific region.
•C3 AI and Booz Allen Hamilton formed a strategic partnership to address the growing Enterprise AI needs of the U.S. Federal Government and specifically the U.S. Department of Defense in congested logistics, financial systems, decision support, readiness, and multi-domain command and control.

New C3 AI Software Releases
•Launch of C3 AI ESG: an application that harnesses artificial intelligence and machine learning to enable companies to monitor, report, and improve their ESG (“Environmental, Social, and Governance”) performance.
◦Shell PoC: C3 AI successfully concluded an ESG trial with Shell, which focused on leveraging Natural Language Processing (“NLP”) to generate targeted insights on the rapidly evolving ESG priorities of key stakeholders.
•C3 AI Reliability Suite: Introduced two new product releases that make the C3 AI Reliability application more accessible to developers to extend and configure the application, along with product enhancements that improve application end user experience.
•C3 AI CRM: Delivered a major release of C3 AI CRM with new features in four key areas: (1) multi-hierarchy and multi-cadence forecasting, (2) Sales Pipeline Analytics, (3) Admin Portal, and (4) filtering, navigation, and search.
•C3 AI Ex Machina: Announced new pricing and packaging, unifying multiple editions and tiers into one version, and introducing consumption-based pricing that aligns with pricing models of the underlying cloud data lakes.

C3 AI Industry Leadership
•Industry Recognition: C3 AI was featured in the 2022 Constellation ShortListTM in the Artificial Intelligence and Machine Learning Cloud Platforms category. Constellation evaluates more than 10 solutions categorized in this market. Selection is determined by client inquiries, partner conversations, customer references, vendor selection projects, market share and internal research.
•Increasingly Robust Patent Portfolio: C3 AI’s technology is now protected by a broad patent portfolio with over 100 granted patents and pending applications in the United States and numerous international jurisdictions. C3 AI’s most recently issued U.S. Patent 11,449,315 titled “Systems and Methods for Utilizing Machine Learning to Identify Non-Technical Loss” discloses various embodiments for analysis methods using unsupervised machine learning algorithms to determine sources of non-technical loss, such as theft or utility meter malfunction.
•Energy Management: As part of a major sustainability effort, New York State has issued a new executive order directing all state agencies to use the C3 AI powered NY Energy Manager application as the system of record for their energy data. The NY Energy Manager application, built on the C3 AI Energy Management application, includes more than 17,000 facilities for more than 1,000 customers, including communities, businesses, municipalities, and electricity providers in New York.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the third quarter of fiscal 2023 and full-year fiscal 2023:

(in millions)	Third Quarter Fiscal 2023 Guidance	Full Year Fiscal 2023 Guidance
Total revenue	$63.0 - $65.0	$255.0 - $270.0
Non-GAAP loss from operations	($25.0) - ($29.0)	($85.0) - ($98.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Second Quarter Fiscal 2023 Financial Results Conference Call
When:	Wednesday, December 7, 2022
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI90c109ed52634acf9dae19914e915bf1 (live call)
Webcast:	https://edge.media-server.com/mmc/p/68vzasfo (live and replay)

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Non-GAAP RPO: Non-GAAP RPO represents our GAAP RPO plus the associated cancellable contracted backlog. We believe the presentation of our RPO inclusive of the cancellable backlog provides useful supplemental information to investors about our aggregate contractual backlog and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2022 and, when available, October 31, 2022, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Revenue
Subscription(1)	$59,508	$47,408	$116,534	$93,530
Professional services(2)	2,900	10,855	11,182	17,139
Total revenue	62,408	58,263	127,716	110,669
Cost of revenue
Subscription(3)	19,165	11,392	33,257	20,605
Professional services	1,587	4,579	5,901	8,391
Total cost of revenue	20,752	15,971	39,158	28,996
Gross profit	41,656	42,292	88,558	81,673
Operating expenses
Sales and marketing(4)	44,936	46,166	87,923	82,988
Research and development	50,051	36,523	105,928	63,235
General and administrative	18,635	15,279	39,882	27,643
Total operating expenses	113,622	97,968	233,733	173,866
Loss from operations	(71,966)	(55,676)	(145,175)	(92,193)
Interest income	4,224	322	6,762	667
Other (expense) income, net	(945)	(1,372)	(1,966)	(2,271)
Loss before provision for income taxes	(68,687)	(56,726)	(140,379)	(93,797)
Provision for income taxes	163	13	342	401
Net loss	$(68,850)	$(56,739)	$(140,721)	$(94,198)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.63)	$(0.55)	$(1.30)	$(0.91)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	108,876	103,746	107,885	103,058

(1)    Including related party revenue of $19,238 and $10,012 for the three months ended October 31, 2022 and 2021, respectively, and $35,568 and $20,220 for the six months ended October 31, 2022 and 2021, respectively.
(2)    Including related party revenue of $21 and $5,924 for the three months ended October 31, 2022 and 2021, respectively, and $150 and $7,998 for the six months ended October 31, 2022 and 2021, respectively.
(3)    Including related party cost of revenue of nil and $80 for the three months ended October 31, 2022 and 2021, respectively, and nil and $197 for the six months ended October 31, 2022 and 2021, respectively.
(4)    Including related party sales and marketing expense of $3,531 and $131 for the three months ended October 31, 2022 and 2021, respectively, and $7,031 and $192 for the six months ended October 31, 2022 and 2021, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	October 31, 2022	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$277,622	$339,528
Short-term investments	562,448	620,633
Accounts receivable, net of allowance of $337 and $157 as of October 31, 2022 and April 30, 2022, respectively(1)	94,759	80,271
Prepaid expenses and other current assets(2)	25,239	20,004
Total current assets	960,068	1,060,436
Property and equipment, net	61,724	14,517
Goodwill	625	625
Long-term investments	18,686	32,086
Other assets, non-current(3)	59,502	63,218
Total assets	$1,100,605	$1,170,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$30,662	$54,218
Accrued compensation and employee benefits	37,728	32,223
Deferred revenue, current(5)	30,380	48,854
Accrued and other current liabilities(6)	19,885	14,874
Total current liabilities	118,655	150,169
Deferred revenue, non-current	228	288
Other long-term liabilities(7)	28,556	30,948
Total liabilities	147,439	181,405
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of October 31, 2022 and April 30, 2022; 106,600,493 and 102,725,041 shares issued and outstanding as of October 31, 2022 and April 30, 2022, respectively	107	103
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of October 31, 2022 and April 30, 2022; 3,499,992 and 3,499,992 shares issued and outstanding as of October 31, 2022 and April 30, 2022, respectively	3	3
Additional paid-in capital	1,637,980	1,532,917
Accumulated other comprehensive loss	(2,805)	(2,148)
Accumulated deficit	(682,119)	(541,398)
Total stockholders’ equity	953,166	989,477
Total liabilities and stockholders’ equity	$1,100,605	$1,170,882
(1)     Including amounts from a related party of $53,871 and $35,848 as of October 31, 2022 and April 30, 2022, respectively.
(2)     Including amounts from a related party of $4,862 and $4,862 as of October 31, 2022 and April 30, 2022, respectively.
(3)     Including amounts from a related party of $13,710 and $16,141 as of October 31, 2022 and April 30, 2022, respectively.
(4)     Including amounts from a related party of $2,153 and $18,549 as of October 31, 2022 and April 30, 2022, respectively.
(5)     Including amounts from a related party of $387 and $132 as of October 31, 2022 and April 30, 2022, respectively.
(6)     Including amounts from a related party of $2,448 and $2,510 as of October 31, 2022 and April 30, 2022, respectively.
(7)     Including amounts from a related party of nil and $2,448 as of October 31, 2022 and April 30, 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended October 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(140,721)	$(94,198)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,413	2,364
Non-cash operating lease cost	1,101	1,100
Stock-based compensation expense	112,643	46,452
Other	(396)	(538)
Changes in operating assets and liabilities
Accounts receivable(1)	(14,668)	39,047
Prepaid expenses, other current assets and other assets(2)	(3,204)	(15,074)
Accounts payable(3)	(28,197)	(1,682)
Accrued compensation and employee benefits	(1,050)	(5,351)
Operating lease liabilities	650	(1,214)
Other liabilities(4)	(882)	13,564
Deferred revenue(5)	(18,534)	(2,346)
Net cash used in operating activities	(90,845)	(17,876)
Cash flows from investing activities:
Purchases of property and equipment	(39,978)	(1,429)
Capitalized software development costs	(1,000)	(500)
Purchases of investments	(384,024)	(388,870)
Maturities and sales of investments	455,534	461,648
Net cash provided by investing activities	30,532	70,849
Cash flows from financing activities:
Payment of deferred offering costs	—	(105)
Proceeds from exercise of Class A common stock options	1,782	11,305
Taxes paid related to net share settlement of equity awards	(3,375)	—
Net cash (used in) provided by financing activities	(1,593)	11,200
Net (decrease) increase in cash, cash equivalents and restricted cash	(61,906)	64,173
Cash, cash equivalents and restricted cash at beginning of period	352,519	116,255
Cash, cash equivalents and restricted cash at end of period	$290,613	$180,428
Cash and cash equivalents	$277,622	$167,436
Restricted cash included in other assets	12,566	12,567
Restricted cash included in prepaid expenses and other current assets	425	425
Total cash, cash equivalents and restricted cash	$290,613	$180,428
Supplemental disclosure of cash flow information—cash paid for income taxes	$136	$625
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$18,361	$52
Unpaid liabilities related to intangible purchases	$1,500	$2,500
Vesting of early exercised stock options	$561	$1,908
(1)Including changes in related party balances of $18,023 and $(5,796) for the six months ended October 31, 2022 and 2021, respectively.
(2)Including changes in related party balances of $(2,431) and $15,323 for the six months ended October 31, 2022 and 2021, respectively.
(3)Including changes in related party balances of $(16,396) and $28 for the six months ended October 31, 2022 and 2021, respectively.
(4)Including changes in related party balances of $(2,510) and $12,598 for the six months ended October 31, 2022 and 2021, respectively.
(5)Including changes in related party balances of $255 and $9,819 for the six months ended October 31, 2022 and 2021, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$41,656	$42,292	$88,558	$81,673
Stock-based compensation expense (1)	5,965	3,049	11,308	4,472
Employer payroll tax expense related to employee stock-based compensation (2)	186	—	572	65
Gross profit on a non-GAAP basis	$47,807	$45,341	$100,438	$86,210

Gross margin on a GAAP basis	67%	73%	69%	74%
Gross margin on a non-GAAP basis	77%	78%	79%	78%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(71,966)	$(55,676)	$(145,175)	$(92,193)
Stock-based compensation expense (1)	56,013	32,540	112,643	46,452
Employer payroll tax expense related to employee stock-based compensation (2)	991	583	3,033	1,438
Loss from operations on a non-GAAP basis	$(14,962)	$(22,553)	$(29,499)	$(44,303)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(68,850)	$(56,739)	$(140,721)	$(94,198)
Stock-based compensation expense (1)	56,013	32,540	112,643	46,452
Employer payroll tax expense related to employee stock-based compensation (2)	991	583	3,033	1,438
Net loss on a non-GAAP basis	$(11,846)	$(23,616)	$(25,045)	$(46,308)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.63)	$(0.55)	$(1.30)	$(0.91)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.11)	$(0.23)	$(0.23)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	108,876	103,746	107,885	103,058

(1)Starting fiscal year 2023, the Company records stock-based compensation associated with the Company’s annual bonus program that will be settled by shares of restricted common stock. Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Cost of subscription	$5,486	$2,364	$9,758	$3,185
Cost of professional services	479	685	1,550	1,287
Sales and marketing	19,080	13,555	35,859	19,690
Research and development	23,905	10,256	49,122	13,014
General and administrative	7,063	5,680	16,354	9,276
Total stock-based compensation expense	$56,013	$32,540	$112,643	$46,452

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Cost of subscription	$170	$—	$456	$—
Cost of professional services	16	—	116	65
Sales and marketing	356	215	886	516
Research and development	386	217	1,329	399
General and administrative	63	151	246	458
Total employer payroll tax expense	$991	$583	$3,033	$1,438

Reconciliation of remaining performance obligations (“RPO”) to Non-GAAP RPO:

The following table presents a reconciliation of RPO to Non-GAAP RPO:

	As of October 31,
	2022	2021
RPO	$417,320	$465,526
Cancellable amount of contract value	36,229	63,766
Non-GAAP RPO	$453,549	$529,292